[PROXY ID NUMBER HERE]     [BAR CODE HERE]      [CUSIP HERE]

1. MAIL your signed and voted proxy to the Adviser: Lido Advisors, LLC. 1875 Century Park East, Suite 950 Los Angeles, CA 90067

[PROXY ID NUMBER HERE]     [BAR CODE HERE]      [CUSIP HERE]

Oakhurst Strategic Defined Risk Fund
A SERIES OF SERIES PORTFOLIOS TRUST (THE “TRUST”)
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 26, 2022

The undersigned, revoking prior proxies, hereby appoints Ryan L. Roell and Cullen O. Small, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of SERIES. (the “Fund”) to be held at the offices of U.S. Bank Global Fund Services, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, at […] Central time, or at any adjournment thereof, upon the Proposal described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free [toll-free number]. Representatives are available to assist you Monday through Friday 9 a.m. to 5 p.m. Pacific Time.

Oakhurst Strategic Defined Risk Fund
[PROXY ID NUMBER HERE]     [BAR CODE HERE]      [CUSIP HERE]

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.
[PROXY ID NUMBER HERE]     [BAR CODE HERE]      [CUSIP HERE]

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN
1.	Approval of an investment advisory agreement between Lido Advisors, LLC and the Trust, on behalf of the Fund	○	○	○

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]     [BAR CODE HERE]      [CUSIP HERE]